UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2008

KBS REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant specified in its charter)

Maryland	000-52606	20-2985918
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTOR OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 2, 2008, the board of directors of KBS Real Estate Investment Trust, Inc. (the “Company”) met pursuant to the Company’s bylaws to make its annual election of the Company’s officers. In connection with the election, the board of directors elected a new Chief Financial Officer, David E. Snyder, 37, and reelected the individuals below. Ms. Yamane had served as Chief Financial Officer of the Company from its formation in June 2005 until Mr. Snyder’s election.

Name	Office
Peter M. Bren	President
Keith D. Hall	Executive Vice President
Peter McMillan III	Executive Vice President, Treasurer and Secretary
Charles J. Schreiber, Jr.	Chief Executive Officer
Stacie K. Yamane	Chief Accounting Officer

In addition to serving as the Company’s Chief Financial Officer, Mr. Snyder is also Chief Financial Officer of KBS Capital Advisors, a position he has held since the end of November 2008, and as of December 2, 2008, he is also Chief Financial Officer of KBS Real Estate Investment Trust II, Inc., another KBS-sponsored non-traded real estate investment trust.

From January 1998 to May 2008, Mr. Snyder was at Nationwide Health Properties, Inc. (“NHP”), a real estate investment trust specializing in healthcare related property. He served as the Vice President and Controller from July 2005 to February 2008 and Controller from January 1998 to July 2005. At NHP, Mr. Snyder was responsible for internal and external financial reporting, Sarbanes-Oxley compliance, budgeting, debt compliance, negotiation and documentation of debt and equity financing and the negotiation of acquisition and leasing documentation. In addition, Mr. Snyder was part of the senior management team that approved investments, determined appropriate financing and developed strategic goals and plans.

Mr. Snyder was an adjunct accounting professor at Biola University from 1998 to 2005, teaching courses in auditing and accounting. He was the director of financial reporting at Regency Health Services, Inc., a skilled nursing provider, from November 1996 to December 1997. From October 1993 to October 1996, Mr. Snyder worked for Arthur Andersen LLP. Mr. Snyder received a Bachelor of Arts Degree in Business Administration with an emphasis in Accounting from Biola University in La Mirada, California. Mr. Snyder is a Certified Public Accountant.

ITEM 8.01 OTHER EVENTS

On January 30, 2008, the Company purchased at a discount, through indirect wholly owned subsidiaries, participation interests in two mezzanine loans with an aggregate face amount of $175 million related to more than 30 office properties located throughout Southern California (the office properties are the “Arden Portfolio”). The borrowers under the loans were entities affiliated with Cabi Developers (“Cabi”). At full funding, there would have been approximately $1.51 billion of mortgage and mezzanine financing related to the Arden Portfolio, including the loans acquired by the Company.

On October 23, 2008, the Company filed a Form 8-K with the Securities and Exchange Commission reporting that the Cabi borrowers had not made the first mandatory amortization payment due under the mortgage and mezzanine loan documents related to the Arden Portfolio (the mortgage and mezzanine loan documents are, individually and collectively, referred to as the “Cabi Loan Documents”). The referenced 8-K also provides detailed information with respect to the Company’s investment.

Per the terms of the Cabi Loan Documents, all of the Cabi borrowers are required to contribute a pro rata portion (equal to their percentage of the total loan amount) to pay a minimum amortization payment of $150 million to the Arden Portfolio lenders on a date that is two weeks after the payment date occurring in September 2008, and on or before each payment date occurring in August of each calendar year thereafter. The amount of the annual minimum amortization payment due for a particular year is adjusted downward to the extent that the principal amount outstanding under the mortgage and mezzanine loans is paid down from the sale of assets in the Arden Portfolio. The minimum amortization payment would be allocated pro rata to the holders of the Arden Portfolio mortgage and mezzanine loans, using a formula based on the outstanding principal amount of each loan.

The first mandatory amortization payment was due to the Arden Portfolio lenders by October 6, 2008, including the additional period of time in the loan documents for payment that essentially gave the borrowers from September 23, 2008 to October 6, 2008. Earlier in the year, the Cabi borrowers had sold two assets in the Arden Portfolio, and used the proceeds from such sales and a capital contribution, to reduce the principal outstanding under the Arden Portfolio mortgage and mezzanine loans by approximately $45.0 million, thereby reducing the amount due to all Arden Portfolio lenders pursuant to the first mandatory amortization payment for 2008 from $150.0 million to approximately $105.0 million.

The Company owns a 50% junior participation interest in the M2 Mezzanine Loan (defined below) in the amount of $100 million and a 50% senior participation interest in the M3 Mezzanine Loan (defined below) in the amount of $75 million. There are four mezzanine loans on the Arden Portfolio totaling $650 million (in order of the seniority of their interests in the Arden Portfolio): First Mezzanine Loan, $200 million (“M1 Mezzanine Loan”), Second Mezzanine Loan, $200 million (“M2 Mezzanine Loan”), Third Mezzanine Loan, $150 million (“M3 Mezzanine Loan”), and Fourth Mezzanine Loan, $100 million (“M4 Mezzanine Loan”).

Pursuant to an intercreditor agreement, the Company’s right to payment as the owner of participation interests in the M2 Mezzanine Loan and the M3 Mezzanine Loan is subordinate to the right to payment of the lenders under the up to $860 million of mortgage loans (including a $160 million funding obligation) made to the limited liability companies that directly hold title to the properties in the Arden Portfolio. The Company’s interests in the M2 Mezzanine Loan and the M3 Mezzanine Loan are also subordinate to the M1 Mezzanine Loan as well as the senior position of the M2 Mezzanine Loan. The intercreditor agreement provides that in the event of a default under the mortgage loans or the Mezzanine Loans related to the Arden Portfolio, the junior most lender has the opportunity to cure a default on the respective loan to protect such junior lender’s interest. If the junior most lender does not exercise its right to cure the loan, the next most junior lender has the right to cure the loan that is in default. Each junior lender has a cure right. If none of the junior lenders exercise their right to cure a loan, the senior lender with respect to the loan in default may foreclose on the collateral. Unlike a foreclosure under a deed of trust or mortgage, the foreclosure of a membership interest entitles the foreclosing party to take title to an equity interest rather than actually taking title to the real property.

On October 9, 2008, the Arden Portfolio lenders entered into an agreement to, among other things, delay the enforcement of their respective remedies under the Cabi Loan Documents until November 4, 2008. After November 4, 2008, this agreement also allowed the junior most lender under the Cabi Loan Documents until the earlier of November 25, 2008 or certain other events to acquire the ownership interests of the borrower under the M4 Mezzanine Loan, and thereby acquire ownership of the Arden Portfolio. While the Cabi borrowers and guarantors were not a party to the agreement, the purpose of the delay was to give the Arden Portfolio lenders, the Cabi borrowers and guarantors an opportunity to negotiate a restructuring agreement and amend the terms of the Cabi Loan Documents prior to November 4, 2008. However, the Arden Portfolio lenders did not enter into a restructuring agreement with the Cabi borrowers and guarantors.

The owner of the M4 Mezzanine Loan, the junior most mezzanine loan under the Cabi Loan Documents, is controlled by Hines Interests Limited Partnership (Hines Interests Limited Partnership and their affiliates are collectively referred to herein as “Hines”). On October 10, 2008, the borrower under the M4 Mezzanine Loan and the Cabi guarantors entered into a strict foreclosure agreement with Hines acknowledging receipt of a Notice of Default and that an Event of Default with respect to the M4 Mezzanine Loan had occurred. The strict foreclosure agreement provided that if the Cabi borrowers and guarantors were unable to enter into a restructuring agreement with the Arden Portfolio lenders, then from November 4, 2008 until November 25, 2008, Hines could take ownership of all of the equity interests of the borrower under the M4 Mezzanine Loan.

On November 25, 2008, Hines delivered notice to all remaining Arden Portfolio lenders that it had acquired all right, title and interest in and to the borrower under the M4 Mezzanine Loan, and had thereby acquired ownership of the Arden Portfolio.

In its new ownership position, Hines will be responsible for the day-to-day management of the Arden Portfolio. Hines is one of the world’s largest real estate investment and management firms and has been investing in real estate and providing acquisition, development, financing, property management, leasing and disposition services for over 50 years. Hines estimates that it has developed or acquired more than 900 projects in 223 cities globally and 16 countries, representing more than 300 million square feet of commercial, residential, mixed-use and industrial projects.

As of November 25, 2008, all of the Arden Portfolio lenders have received the interest payments due under the mortgage and mezzanine loans. As a result of Hines taking ownership of the borrower under the M4 Mezzanine Loan, the outstanding debt on the Arden Portfolio was reduced by approximately the par amount of the M4 Mezzanine Loan of $100 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST, INC.

Dated: December 5, 2008	BY:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chairman of the Board,
Chief Executive Officer and Director

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